Exhibit 99.2

Carvana Announces Record Fourth Quarter and Full Year 2024 Results

Drives Record Top and Bottom Line Results: Revenue of $13.67 Billion, Net Income of $404 Million and Adjusted
EBITDA of $1.38 Billion

Continues Industry-Leading Year-over-year Retail Unit Growth: 50% in Q4 and 33% for Full Year 2024

Delivers Record 3.0% Net Income margin and Industry-Leading 10.1% Adjusted EBITDA margin for Full Year 2024

Expects Significant Growth in Both Retail Units Sold and Adjusted EBITDA1 in Full Year 2025

PHOENIX – (February 19, 2025) – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended December 31, 2024. Carvana’s complete fourth quarter and fiscal year 2024 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.

“In 2024, Carvana became the most profitable public automotive retailer in US history as measured by Adjusted EBITDA margin while also resuming industry-leading growth,” said Ernie Garcia, Carvana founder and CEO. “This unique combination is the product of more than $10 billion, 10 years, and tens of millions of hours of hard work invested to develop a truly differentiated business model that delivers both better customer experiences and better results. With just ~1% market share today and many opportunities to improve and expand our offering from here, we know this is just the beginning of our journey to change the way people buy and sell cars.”

Q4 and Full Year 2024 Highlights
In 2024, Carvana sold 416,348 retail units (+33% YoY) for record total annual revenue of $13.67 billion (+27% YoY) while reaching new profitability milestones, including:

•Full year record Net Income of $404 million and Net Income margin of 3.0%
•Full year record Adjusted EBITDA of $1.378 billion and Adjusted EBITDA margin of 10.1%
•Full year record GAAP Operating Income of $990 million

In Q4, Carvana sold 114,379 retail units (+50% YoY) for total Q4 revenue of $3.55 billion (+46% YoY) while reaching new profitability milestones, including:

•Q4 record Net Income of $159 million and Net Income margin of 4.5%
•Q4 record adjusted EBITDA of $359 million and Adjusted EBITDA margin of 10.1%
•Q4 record GAAP Operating Income of $260 million

Outlook
Carvana's 2024 results position the company well for a strong 2025. Looking forward, Carvana expects significant growth in both retail units sold and Adjusted EBITDA1 in full year 2025, including a sequential increase in both retail units sold and Adjusted EBITDA1 in Q1 2025, assuming the environment remains stable.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss).

Conference Call Details

Carvana will host a conference call today, February 19, 2025, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, February 26, 2025, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 2061293#.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

Forward-looking statements include all statements that are not historical facts, including expectations regarding our operational and efficiency initiatives and gains, our strategy, forecasted results, including forecasted Adjusted EBITDA and forecasted retail units sold, potential infrastructure capacity utilization, efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, anticipated benefits of integrations, and our long-term financial goals and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our ability to utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues (including the imposition of new or increased tariffs); our ability to raise additional capital and our substantial indebtedness; our ability to effectively manage our rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; the changes in prices of new and used vehicles; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is defined as net income plus income tax (benefit) provision, interest expense, other operating expense, net, other expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and loss on debt extinguishment, minus revenue related to our Root Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.

We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	Three Months Ended	Year Ended
(dollars in millions)	December 31, 2024	December 31, 2024
Net income	$159	$404
Income tax (benefit) provision	(3)	(4)
Interest expense	148	651
Other operating expense, net	9	12
Other income, net	(50)	(73)
Depreciation and amortization expense in cost of sales	33	140
Depreciation and amortization expense in SG&A expenses	41	165
Share-based compensation expense in cost of sales	—	1
Share-based compensation expense in SG&A expenses	21	91
Root warrant revenue	(5)	(21)
Loss on debt extinguishment	6	12
Adjusted EBITDA	$359	$1,378

Total revenues	$3,547	$13,673
Net income margin	4.5%	3.0%
Adjusted EBITDA margin	10.1%	10.1%

About Carvana (NYSE: CVNA)

Carvana’s mission is to change the way people buy and sell cars. Since launching in 2013, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can find a car, get financing, trade-in, and complete a purchase entirely online with the convenience of delivery or local pick-up as soon as the same day. Carvana’s unique offering is powered by its passionate team, differentiated national infrastructure, and purpose-built technology.

For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com
or

Media:
Carvana
press@carvana.com